UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 860, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective on August 2, 2017, Camber Energy, Inc. (“we”, “us” and the “Company”), entered into an agreement with Vantage Fund, LLC (“Vantage” and the “Vantage Agreement”), pursuant to which Vantage agreed to provide up to $6 million of funding to the Company, in the sole discretion of Vantage, with $400,000 provided in the initial tranche (the “Initial Tranche”). The consideration for the Initial Tranche of funding was the assignment to Vantage of all of the Company’s rights and ownership in its wholly-owned subsidiary Camber Permian II, LLC (“Camber Permian”) which included leaseholds and potential participation rights. The Vantage Agreement contained customary indemnification requirements.

Vantage also has the right pursuant to the Vantage Agreement to fund up to $300,000 of additional funding in the form of a convertible promissory note, secured by a second lien on the Company’s Jackrabbit project (the “Vantage Note”). The Vantage Note is subject to mutually acceptable terms, provided that such note will have a term of no more than 2 years, an annual interest rate of no less than 6% per annum, and a conversion price equal to the closing price of the Company’s common stock on the day prior to funding. If funded, an additional condition to the Vantage Note will be that Vantage or its assigns will have the right to acquire the Jackrabbit project at market price and a right of first refusal to purchase the Jackrabbit project upon any sale thereof.

We agreed to grant Vantage three year warrants to purchase shares of common stock in connection with any funding, equal to the equivalent value of warrants (i.e., equal to the amount of funding provided), plus 20%, with an exercise price equal to the closing price of the Company’s common stock on the day immediately prior to funding. For example, in connection with the funding of the Initial Tranche, which occurred on August 2, 2017, we granted Vantage warrants to purchase 1,600,000 shares of common stock with an exercise price of $0.25 per share (the “Vantage Warrants”). We also agreed to register any of the shares issued upon exercise of the Vantage Warrants under the Securities Act of 1933, as amended, within 30 days from the date of exercise thereof.

On August 2, 2017, Vantage provided us the Initial Tranche funding, we assigned all of our rights in Camber Permian to Vantage pursuant to an Assignment (the “Assignment”), and we granted Vantage the Vantage Warrants.

The foregoing descriptions of the Vantage Agreement, Assignment and Vantage Warrants, do not purport to be complete and are qualified in their entirety by reference to the Vantage Agreement, Assignment and Vantage Warrants, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and incorporated in this Item 1.01 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 3, 2017, we received notice from the NYSE American (the “Exchange”) that the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). Specifically, we are not in compliance with Sections 1003(a)(i) through (iii) of the Company Guide in that we reported a stockholders’ deficit of $10.6 million as of March 31, 2017 and net losses in our five most recent fiscal years then ended, meaning that we (i) had stockholders' equity of less than $2,000,000 and sustained losses from continuing operations and/or net losses in two of our three most recent fiscal years; (ii) had stockholders' equity of less than $4,000,000 and sustained losses from continuing operations and/or net losses in three of our four most recent fiscal years; and (iii) had stockholders' equity of less than $6,000,000 and sustained losses from continuing operations and/or net losses in our five most recent fiscal years.

In order to maintain our listing on the Exchange, the Exchange has requested that the Company submit a plan of compliance (the “Plan”) by September 5, 2017 addressing how the Company intends to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the Company Guide by August 3, 2018.

As of the date hereof, the Company’s management is beginning its analysis regarding submission of a Plan to the Exchange by the September 5, 2017 deadline.  If the Exchange accepts the Company’s plan, the Company will be able to continue its listing during the plan period and will be subject to continued periodic review by the Exchange staff.  If the Plan is not accepted or is accepted but the Company does not make progress consistent with the Plan during the plan period, the Company will be subject to delisting procedures as set forth in the Company Guide. There can be no assurance that the Company will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame.

Item 3.02 Unregistered Sales of Equity Securities.

On April 6, 2016, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited institutional investor (the “Investor”), pursuant to which we sold and issued, among other things, a warrant to initially purchase 1,384,616 shares of common stock (subject to adjustment thereunder) at an exercise price equal to $3.25 per share (the “First Warrant”).

On October 7, 2016, the Investor exercised the First Warrant in full and was due 1,384,616 shares of common stock upon exercise thereof and an additional 2,542,735 shares of common stock in consideration for the conversion premium due thereon. A total of 810,000 shares were issued to the Investor on October 7, 2016, with the remaining shares being held in abeyance until such time as it would not result in the Investor exceeding its beneficial ownership limitation (4.99% of the Company’s outstanding common stock). Pursuant to the terms of the First Warrant, the number of shares due in consideration for the conversion premium increases as the annual rate of return under the First Warrant increases, including by 10% upon the occurrence of certain triggering events (which had occurred by the October 7, 2016 date of exercise), to 17% per annum upon the exercise of the First Warrant. Additionally, as the conversion rate for the conversion premium is currently 85% of the lowest daily volume weighted average price during the measuring period, less $0.10 per share of common stock not to exceed 85% of the lowest sales prices on the last day of such period less $0.10 per share, the number of shares issuable in connection with the conversion premium increases as the trading price of our common stock decreases, and the trading price of our common stock has decreased since the date the First Warrant was exercised, triggering a further reduction in the conversion price of the conversion premium and an increase in the number of shares due to the Investor in connection with the conversion of the amount owed in connection with the conversion premium. Additionally, the measurement period for the calculation of the lowest daily volume weighted average price currently continues indefinitely.

As of August 10, 2017, a total of 13,495,154 shares of common stock had been issued to the Investor in connection with the exercise of the First Warrant of the approximately 36,112,243 shares which were alleged due (21,232,473 shares remain to be issued to the Investor, which shares are currently held in abeyance until such time as it would not result in the Investor exceeding its beneficial ownership limitation (4.99% of the Company’s outstanding common stock)) as of August 10, 2017 (subject to increases as the value of our common stock decreases). The 13,495,154 shares of common stock issued in connection with the exercise of the First Warrant include (a) 810,000 shares of common stock issued in connection with a conversion notice dated on or around October 11, 2016; (b) 870,000 shares of common stock issued in connection with a conversion notice dated on or around October 20, 2016; (c) 920,000 shares of common stock issued in connection with a conversion notice dated on or around October 28, 2016; (d) 480,000 shares of common stock issued in connection with a conversion notice dated on or around November 15, 2016; (e) 990,000 shares of common stock issued in connection with a conversion notice dated on or around November 17, 2016; (f) 930,000 shares of common stock issued in connection with a conversion notice dated on or around December 1, 2016; (g) 1,453,154 shares of common stock issued in connection with a conversion notice dated on or around April 26, 2017; (h) 1,572,000 shares of common stock issued in connection with a conversion notice dated on or around May 4, 2017; (i) 1,650,000 shares of common stock issued in connection with a conversion notice dated on or around June 30, 2017; (j) 1,740,000 shares of common stock issued in connection with a conversion notice dated on or around July 18, 2017; (k) 1,000,000 shares of common stock issued in connection with a conversion notice dated on or around July 28, 2017; and (l) 1,080,000 shares of common stock issued in connection with a conversion notice dated on or around August 9, 2017.

The sales and issuances of the securities described above have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. The warrant holder has represented that it is an accredited investor, as that term is defined in Regulation D, it is not a U.S. Person, and that it is acquiring the securities for its own account.

As described in Item 1.01 above, which information is incorporated in this Item 3.02 by reference, we granted Vantage the Vantage Warrants on August 2, 2017. If exercised in full, Vantage would be due 1,600,000 shares of common stock.

In connection with the departure of Mr. Anthony C. Schnur as Chief Executive Officer of the Company on June 2, 2017, Mr. Schnur entered into a Severance Agreement and Release with the Company, whereby (i) his employment agreement with the Company was terminated, (ii) he entered into a mutual release with the Company; (iii) he was granted 120,000 shares of unregistered common stock (to be issued in installments of 10,000 per month)(the “Schnur Shares”) and a monthly cash payment of $14,000 for twelve months; and (iv) he was granted reimbursement of the payment of his COBRA premiums through (a) the one year anniversary of the termination or (b) until he is eligible to participate in the health insurance plan of another employer, whichever is sooner, and provided that the amount of such health benefits shall reduce his monthly cash payment. To date we have not issued any of the Schnur Shares, of which 20,000 are due, which shares we plan to issue shortly after the date of this filing, subject to NYSE

American listing approval.

We claim an exemption from registration for the grant of the Vantage Warrants and will claim an exemption from registration for the issuance of the Schnur Shares, pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the foregoing grant/issuance did/will not involve a public offering and the recipients are “accredited investors”, the recipients acquired/will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing and we paid no, and will not pay any, underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities will not be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 7, 2017, Fred S. Zeidman resigned as Chairman of, and as a member of the Board of Directors of, the Company.

Item 7.01 Regulation Fd Disclosure.

The Company issued a press release on August 11, 2017, announcing that it had received notice from the Exchange indicating that it does not satisfy the continued listing standards of the Exchange. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1*	Funding Agreement with Vantage Fund, LLC dated June 7, 2017 and effective August 2, 2017
10.2*	Assignment dated August 2, 2017 to Vantage Fund, LLC
10.3*	Warrant to Purchase 1,600,000 Shares of Common Stock granted to Vantage Fund, LLC, dated August 2, 2017
99.1**	Press Release dated August 11, 2017

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By: /s/ Bob Schleizer
Name:	Bob Schleizer
Title:	Interim Chief Financial Officer

Date: August 11, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Funding Agreement with Vantage Fund, LLC dated June 7, 2017 and effective August 2, 2017
10.2*	Assignment dated August 2, 2017 to Vantage Fund, LLC
10.3*	Warrant to Purchase 1,600,000 Shares of Common Stock granted to Vantage Fund, LLC, dated August 2, 2017
99.1**	Press Release dated August 11, 2017

* Filed herewith.

** Furnished herewith.